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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

           Date of Report (date of earliest event reported): July 20, 1996

                          PORTLAND GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

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
         OREGON                           1-5532                         93-0909442
(State of Incorporation)         (Commission File Number)              (IRS Employer
                                                                   Identification Number)
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          121 SW SALMON STREET
            PORTLAND, OREGON                                       97204
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (503) 464-8820

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ITEM 5.  OTHER EVENTS.

     On July 20, 1996, Portland General Corporation, an Oregon corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Enron Corp., a Delaware corporation ("Enron") and New Falcon Corp., an Oregon corporation and wholly owned subsidiary of Enron ("New Falcon"), pursuant to which Enron will be merged with and into New Falcon with New Falcon the surviving corporation in the merger (the "Reincorporation Merger") immediately following which the Company will be merged with and into New Falcon, with New Falcon the surviving corporation in the merger (the "PGC Merger"). As a result of the Reincorporation Merger, (i) each outstanding share of Enron common stock, par value $.10 per share ("Enron Common Stock"), will be converted into one share of common stock, no par value, of New Falcon ("New Falcon Common Stock"), and (ii) each outstanding share of Enron's Cumulative Second Preferred Convertible Stock, par value $1.00 per share, each outstanding share of Enron's 9.142% Perpetual Second Preferred Stock, par value $1.00 per share and each share of any series of Preferred Stock, Second Preferred Stock or Preference Stock of Enron issued after the date of the Merger Agreement and issued and outstanding immediately prior to the effective time of the Reincorporation Merger (together, the "Enron Preferred Stock") will be converted into one share of a class or series of preferred stock of New Falcon having substantially equivalent rights, preferences and limitations as the corresponding class or series of Enron Preferred Stock. As a result of the PGC Merger, each outstanding share of the Company's common stock, par value $3.75 per share, will be converted into one share of New Falcon Common Stock. The PGC Merger is conditioned upon, among other things, approval by the shareholders of each of the Company and Enron, and the completion of regulatory procedures at the Oregon Public Utility Commission and the Federal Energy Regulatory Commission. The companies are hopeful that the regulatory procedures can be completed within twelve months from the date of the Merger Agreement. The Merger Agreement may be terminated by Enron if the average of the closing prices of Enron Common Stock during the 20 consecutive trading day period ending five trading days prior to the date of the meeting of the shareholders of the Company is more than $47.25 per share, and may terminated by the Company if the average of the closing prices of Enron Common Stock during such period is less than $36.25 per share. The Merger Agreement is attached as Exhibit 2 hereto and its terms are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following exhibits are filed as part of this report:

1.   Press release dated July 22, 1996

2. Agreement and Plan of Merger, dated as of July 20, 1996, by and between Enron Corp., Portland General Corporation and New Falcon Corp.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 1996

                                          PORTLAND GENERAL CORPORATION


                                          By: /s/  JOSEPH M. HIRKO
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                                              Joseph M. Hirko
                                              Senior Vice President and Chief
                                              Financial Officer

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                                 EXHIBIT INDEX

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
EXHIBIT
NUMBER                                         DESCRIPTION
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
   1       Press release dated July 22, 1996
   2       Agreement and Plan of Merger, dated as of July 20, 1996, by and between Enron Corp.,
           Portland General Corporation and New Falcon Corp.
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